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                                                                     EXHIBIT 5.1

                                 STOEL RIVES LLP
                              600 University Street
                                   Suite 3600
                         Seattle, Washington 98101-3197

March 4, 2005

Cray Inc.
411 First Avenue S., Suite 600
Seattle, WA  98104-2860

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cray Inc., a Washington corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), registering the resale from time to time of (i) $80,000,000 aggregate principal amount of 3.0% Convertible Senior Subordinated Notes due 2024 (the "Notes"), and
(ii) up to 22,792,024 shares of common stock, par value $0.01 per share, of the Company issuable upon conversion of the Notes (the "Conversion Shares"). The Notes have been issued pursuant to the Indenture dated as of December 6, 2004 (the "Indenture") between the Company and The Bank of New York Trust Company, N.A., as trustee. The Notes and the Conversion Shares are to be offered and sold from time to time by their holders.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

On the basis of the foregoing, we advise you that, in our opinion:

      1. The Notes have been duly authorized, executed and delivered by the Company and are valid obligations of the Company.

      2. The Conversion Shares reserved for issuance upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

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Cray Inc.
March 4, 2005
Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to the use of our name under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, as originally filed and as subsequently amended or supplemented. In giving such consent, we do not thereby admit that we are in the category of persons whose consents are required under Section 7 of the Securities Act.

Very truly yours,

/s/ Stoel Rives LLP